United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  May 27, 2003



                           TRANS GLOBAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                   0-23382                           62-1544008
           (Commission File Number)        (IRS Employer Identification No.)


         8707 Katy Freeway, Suite 300                  77024
                Houston, Texas                       (Zip Code)
   (Address of principal executive offices)


                                 (713) 467-4140
              (Registrant's telephone number, including area code)


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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

     On Tuesday, May 6, 2003, the Audit Committee of the registrant's Board of Directors approved the engagement of Malone & Bailey, PLLC as the registrant's new independent auditor and certifying accountant. On Tuesday, May 27, 2003, the Chairman of the Audit Committee executed an engagement letter with Malone & Bailey, PLLC. The purpose of the engagement is for Malone & Bailey, PLLC to audit the registrant's consolidated financial statements to be included in its Form 10-K as of December 31, 2002, and for the three years then ended, and to evaluate the fairness of presentation of the registrant's financial statements in conformity with generally accepted accounting principles in the United States. Malone & Bailey, PLLC will also perform quarterly reviews for the registrant for the year ending December 31, 2003 under appropriate review standards.

     Prior to the registrant's engagement of Malone & Bailey, PLLC, the registrant did not consult with Malone & Bailey, PLLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to said item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K.) Consequently, no written report or oral advice was provided to the registrant that Malone & Bailey, PLLC concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

     Malone & Bailey, PLLC has reviewed this report before its filing with the Securities and Exchange Commission and has been offered the opportunity to provide a letter addressed to the Commission containing any new information, clarification of the registrant's expression of Malone & Bailey, PLLC's views, or the respects in which Malone & Bailey, PLLC does not agree with the statements made by the registrant in this report. Malone & Bailey, PLLC has not provided any such letter.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements.
             ----------------------

     None.

     (b)     Exhibits.
             --------

     None.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May  28,  2003

                                        TRANS  GLOBAL  SERVICES,  INC.


                                        By  /s/  Arthur  Grider
                                           --------------------------------
                                           Arthur  Grider,  President


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